UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets.

On December 8, 2009, The Princeton Review, Inc. (the “Company”) filed a Form 8-K describing the acquisition of all of the issued and outstanding shares of capital stock of Penn Foster Education Group, Inc. and its subsidiaries (“Penn Foster”), which was completed on December 7, 2009. The Company hereby amends such Form 8-K to provide certain financial statements required by Item 9.01 of Form 8-K with respect to Penn Foster and pro forma condensed combined financial information with respect to the Company’s acquisition of Penn Foster.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Penn Foster are filed as Exhibit 99.1 of this amended Current Report and include:

•	Consolidated Balance Sheets as of December 7, 2009 and December 31, 2008 and 2007,

•

Consolidated Statements of Operations and Changes in Stockholder’s Equity and Cash Flows for the period from January 1, 2009 to December 7, 2009, year ended December 31, 2008 and period from March 27, 2007 (inception) to December 31, 2007, and the notes related thereto.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information including notes thereto is filed as a part of this amended Current Report and is attached as Exhibit 99.2:

•	Pro Forma Combined Balance Sheet as of September 30, 2009;

•	Pro Forma Combined Statement of Operations for the year ended December 31, 2008; and

•	Pro Forma Combined Statement of Operations for the nine months ended September 30, 2009.

(d)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

99.1	Audited Consolidated Financial Statements listed in Item 9.01(a)

99.2	Unaudited Pro Forma Consolidated Financial Statements listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: February 19, 2010
/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

99.1	Audited Consolidated Financial Statements listed in Item 9.01(a)

99.2	Unaudited Pro Forma Consolidated Financial Statements listed in Item 9.01(b)

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